Exhibit 10.1

THIRD AMENDMENT TO OPTION AGREEMENT

THIS THIRD AMENDMENT (this “Third Amendment”) is made as of March 27, 2007, by and between SAHARA LAS VEGAS CORP., a Nevada corporation (“Optionor”), and LVTI LLC, a Delaware limited liability company (“Optionee”).

RECITALS

Whereas, Optionor and Optionee entered into that certain Option Agreement, dated as of June 24, 2006 (the “Original Agreement”);

Whereas Optionor and Optionee entered into that certain First Amendment to Option Agreement, dated as of September 13, 2006 (the “First Amendment”);

Whereas Optionor and Optionee entered into that certain Second Amendment to Option Agreement, dated as of December 15, 2006 (the “Second Amendment” and collectively with the First Amendment and the Original Agreement, the “Agreement”); and

Whereas, Optionor and Optionee now wish to amend the Agreement as provided below in this Third Amendment;

WITNESSETH:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

1. Clause (ii) of Paragraph 2.2 of the Agreement is hereby amended by adding as a new sentence after the end of the first sentence of clause (ii) the following:

“Notwithstanding the foregoing, if Optionee does not make payment to Optionor of the Second Deposit on or before March 31, 2007, then Optionee shall have until 5:00 pm (Pacific Daylight Time) on May 31, 2007 to pay the Second Deposit subject to: (a) Optionee paying to Optionor, on or before 5:00 pm (Pacific Daylight Time) on April 2, 2007, the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) in immediately available funds, which payment shall be non-refundable when paid and shall not be credited to the Purchase Price; (b) Optionee paying to Optionor, on or before 5:00 pm (Pacific Daylight Time) on May 1, 2007, the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) in immediately available funds (the “May 1 payment”), which payment shall be non-refundable when paid and shall not be credited to the Purchase Price; provided, however, that if Optionee pays to Optionor the Second Deposit on or before 5:00 pm (Pacific Daylight Time) on April 30, 2007, then Optionee shall not be required to make the May 1 payment of $250,000, and (c) the Purchase Price (as such term is defined in Paragraph 2.1 of this Agreement) shall be increased as more specifically set forth in Paragraph 2.1 of this Agreement. In the event the Second Deposit is not paid to Optionor on or before March 31, 2007 and any extension payment is not paid to Optionor as and when required by the foregoing provisions, this Agreement shall immediately terminate and Optionor shall be entitled to retain all payments, deposits and other amounts previously paid to Optionor under this Agreement.”

2. The first sentence in Paragraph 2.1 of the Agreement is amended by adding the following words at the end of such sentence: “; provided, however, that if Optionee does not make payment to Optionor of the Second Deposit on or before March 31, 2007 (regardless of any extension of the deadline for payment of the Second Deposit), then the Purchase Price shall be increased to Four Hundred Seventy-Five Million Dollars ($475,000,000.00) subject to any adjustments as set forth in this Agreement.”

3. Except as amended hereby, the Agreement is unchanged and as amended hereby the Agreement shall remain in full force and effect.

IN WITNESS WHEREFORE, the parties hereto have executed this Third Amendment as of the date first hereinabove written.

OPTIONOR:		OPTIONEE:

SAHARA LAS VEGAS CORP.,		LVTI LLC,
a Nevada corporation		a Delaware limited liability company

		By:	MLVT LLC,
a Delaware limited liability company, its Sole Member

By:	/s/ Paul W. Lowden	By:	/s/ Christopher Milam
Name:	Paul W. Lowden	Name:	Christopher Milam
Title:	President	Title:	its Managing Member

GUARANTY

The undersigned hereby guarantees the performance of the obligations of Optionor under the Agreement as amended by the foregoing Third Amendment.

GUARANTOR:

ARCHON CORPORATION, a Nevada corporation

By:	/s/ Paul W. Lowden
Name:	Paul W. Lowden
Title:	President

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